Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID PRICES UPSIZED OFFERING OF SENIOR NOTES

CAMP HILL, Pa. (June 18, 2013) — Rite Aid Corporation (NYSE: RAD) announced today the terms of an upsized offering of $810.0 million aggregate principal amount of 6.75% senior notes due 2021 (the “Notes”). The size of the offering is $410.0 million more than previously announced. The Notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will be guaranteed by substantially all of Rite Aid’s subsidiaries. The offering is expected to close on July 2, 2013, subject to customary closing conditions.

Rite Aid intends to use the net proceeds of the offering of the Notes, together with available cash and/or borrowings under Rite Aid’s revolving credit facility, to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with a tender offer for any and all of its outstanding 9.5% senior notes due 2017 and related consent solicitation. Rite Aid expects to call for redemption any 9.5% senior notes due 2017 not tendered in the tender offer. Rite Aid’s results of operations, including net income and earnings per share, and guidance could be affected by fees, expenses and charges related to the refinancing transactions.

The Notes and the related subsidiary guarantees have been offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release also does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with more than 4,600 stores in 31 states and the District of Columbia and fiscal 2013 annual revenues of $25.4 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

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Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the continued efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order and limit access to payor networks, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of Rite Aid’s most recent Annual Report on Form 10-K and in other documents that it files or furnishes with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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